UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On January 20, 2015, Clean Harbors, Inc. (the “Company”) appointed Eric W. Gerstenberg, age 45, as the Company’s Chief Operating Officer, overseeing all of the Company’s Environmental Operations, including Safety-Kleen’s Environmental business. Prior to such appointment, Mr. Gerstenberg was serving as President, Environmental, Industrial & Field Services, a position to which he was named in 2014. Before that, he served for three years as President, Environmental Services, where he was responsible for Technical Services, Disposal Facilities, Transportation and Sales for the Environmental Group. From 2008 to 2010, he was Executive Vice President, Environmental Services, overseeing Technical Services and Field Services.  From 2000 to 2008, he served as Senior Vice President, Disposal Services, managing all of the Company’s disposal assets in the U.S. and Canada.  He joined the Company in 1990. Further information about Mr. Gerstenberg including, among other matters, with respect to his compensation, education and any related party transactions with the Company either now proposed or completed over the past three years (of which there are none) is contained in the Company’s definitive proxy statement for the Company’s 2014 annual meeting, as filed with the Securities Exchange Commission on April 29, 2014, and is incorporated herein by reference.

Item 7.01      Regulation FD Disclosure

On January 20, 2015, the Company issued a press release announcing the results of the Company’s recently completed strategic review and certain executive management changes and providing certain additional information. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 20, 2015	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer